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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Excalibur Industries, Inc.:

We consent to the incorporation by reference in this Registration Statement of Excalibur Industries, Inc. (the "Company") on Form S-8, of our report dated April 11, 2002 relating to the financial statements of Excalibur Holdings, Inc., our report dated October 24, 2001 relating to the financial statements of Aero Weld, Inc., our report dated October 11, 2001 relating to the financial statements of Excalibur Steel, Inc., and our report dated March 6, 2002 relating to the financial statements of Shumate Machine Works, Inc., which reports are included in the Company's Amendment to Current Report on Form 8-K (File No. 000-30291). We also consent to the reference to our Firm as it appears under the caption "Experts."

                                                    /S/ CROSS AND ROBINSON

                                                    Certified Public Accountants

Tulsa, Oklahoma
October 7, 2002